Exhibit 10.2

UNLIMITED GUARANTY

     UNLIMITED GUARANTY, dated as of March 15, 1994, made by each of the undersigned (individually a "Guarantor" and collectively the "Guarantors"), in favor of (a) The First National Bank of Boston, a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are parties to a Revolving Credit Agreement dated as of March 15, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among M/A-COM, INC. (the "Company"), the Banks and the Agent and (b) each of the Banks.

     WHEREAS, the Company and the Guarantors are members of a group of related corporations, the success of any one of which is dependent in part on the success of other members of such group; and

     WHEREAS, each of the Guarantors is expected to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Companies execute and deliver to the Agent for the benefit of the Banks and the Agent an unlimited guaranty substantially in the form hereof.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree for the benefit of the Banks and the Agent as follows:

     1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided in the Credit Agreement.

     2. Guaranty of Payment and Performance of Obligations. Each of the Guarantors hereby jointly and severally unconditionally guarantees to the Banks and the Agent that the Company will duly and punctually pay or perform any and all of the Obligations. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Company of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any of the Banks or the Agent first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment of any of the Obligations which any of the Banks or the Agent now have or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Company in the full and punctual payment or performance of any of the Obligations, the joint and several liabilities and obligations of the Guarantors hereunder with respect to such Obligations shall, upon demand by the Agent, forthwith become due and payable to the Banks and the Agent without further demand or notice of any nature, all of which are expressly waived by the Guarantors. Payments by the Guarantors or any of them hereunder may be required by the Agent on any number of occasions. All payments by any Guarantor hereunder shall be made to the Agent, at the place of payment specified therefor in the Credit Agreement, for the account of the Banks and the Agent.

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     3.  Guarantors' Further Agreements to Pay.  Subject to the provisions of
Section 13 hereof, the Guarantors further jointly and severally agree, as the principal obligors and not as the guarantors only, to pay to the Agent upon demand by the Agent in funds immediately available to the Agent and the Banks, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any of the Banks in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the rate of interest set forth in Section 4.11 of the Credit Agreement for overdue principal (but without duplication for interest charged as part of the Obligations and interest charged hereunder).

     4. Extent of Guarantors' Liabilities. The joint and several liability of the Guarantors hereunder shall be unlimited.

     5. Termination of Guaranty. The obligations of each Guarantor under this Guaranty shall continue in full force and effect until the Obligations have been paid or satisfied in full; provided, however, that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Company or any Guarantor, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability by reason of the federal Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any of the Obligations, shall impair, affect, be a defense to or claim against the obligations of any of the Guarantors under this Guaranty.

     6. Set-off. Each of the Guarantors grants to the Agent and the Banks, as security for the full and punctual payment and performance of the Guarantors' joint and several obligations hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from any of the Banks to such Guarantor or subject to withdrawal by such Guarantor; and regardless of any other means of obtaining repayment of the Obligations, the Agent or any of the Banks may at any time and without notice to such Guarantor set off the whole or any portion or portions of any or all such deposits and other sums against amounts payable by such Guarantor under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Each Bank agrees to be bound by the provisions of Section 12 of the Credit Agreement with respect to any such set-off or other recovery from any Guarantor (as if the second and third sentences of such Section 12 applicable to the Company applied to such Guarantor).

     7. Agent's and Banks' Freedom to Deal with the Company and Other Parties. The Agent and the Banks shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with the Company, with any of the Guarantors and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as any Bank or the Agent in its sole discretion deems fit, and to this end each of the Guarantors gives to the Agent and each Bank full authority in their sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Company or any of the other Guarantors at such times, in such amounts and on such terms as the Agent or such Bank may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation to any of the Banks or the

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Agent of the Company, any of the other Guarantors or any such other party,
(c) grant time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any collateral security or guaranty or other means of obtaining payment of any of the Obligations which the Agent or the Banks now have or acquire after the date hereof, (e) accept partial payments from the Company, any of the other Guarantors or any such other party, (f) release or discharge, wholly or partially, any of the other Guarantors or any other endorsers or guarantors, and (g) compromise or make any settlement or other arrangement with the Company, any of the other Guarantors or any such other party.

     8. Unenforceability of Obligations Against the Company; Invalidity of Security or Other Guaranties. If for any reason the Company or any Guarantor has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Company or any Guarantor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each of the Guarantors or (as the case may be) each of the other Guarantors to the same extent as if the Guarantors at all times had been the joint and several principal debtors on all such Obligations. This Guaranty shall be in addition to any other guaranty or other collateral security for any of the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or collateral security.

     9. Waivers by Guarantors. Each of the Guarantors waives: notice of acceptance hereof, notice of any action taken or omitted by the Agent or any of the Banks in reliance hereon, and any requirement that the Agent or any of the Banks be diligent or prompt in making demands hereunder, giving notice of any default by the Company, or any of the other Guarantors or asserting any other rights of the Agent or any of the Banks hereunder. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses that at any time may be available in respect of such Guarantor's obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

     10.  Subrogation; Subordination.

     (a) Until the final payment and performance in full of all of the Obligations, none of the Guarantors shall exercise and each of the Guarantors hereby waives any rights against the Company or any other Guarantor arising as a result of payment by such Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; no Guarantor will claim any setoff, recoupment or counterclaim against the Company or any other Guarantor in respect of any liability of such Guarantor to the Company or any other Guarantors; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank.

     (b) The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Each Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such

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Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

     (c) The provisions of this Section 10 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with any Guarantor for the benefit of the Banks and the Agent.

     11. Demands and Notices. Any demand on or notice to any of the Guarantors shall be in writing and shall be effective when handed to such Guarantor or left at or mailed or sent by telegraph, telex, facsimile or courier to such Guarantor's address set forth on the signature pages hereof or any other address or addresses of which such Guarantor may hereafter designate in writing to the Agent and the Banks.

     12. Amendments, Waivers, Etc. No provision of this Guaranty may be changed, waived, discharged or terminated except by an instrument in writing signed by the Agent and the Guarantor so affected, expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Agent or any of the Banks in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

     13. Interest Limitation. Notwithstanding any other term of this Guaranty or the Credit Agreement, the maximum amount of interest which may be charged to or collected from any Guarantor by the Agent or any Bank under this Guaranty shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to such Guarantor such lawful maximum, and any term of this Guaranty or the Credit Agreement which could be construed as providing for interest in excess of such lawful maximum shall be, and hereby is, made expressly subject to and modified by the provisions of this paragraph. Any part of the Obligations consisting of sums paid or agreed to be paid to the Agent or any Bank for the use, forebearance or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that interest on account of the Obligations shall not exceed the maximum amount permitted by applicable law.

     14. Miscellaneous Provisions. The provisions of this Guaranty are severable and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part

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thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Guaranty in any jurisdiction. This Guaranty shall survive the insolvency of any of the Guarantors or the commencement of any case or proceeding by or against any of the Guarantors under the Bankruptcy Code or other federal or state bankruptcy, insolvency or reorganization statutes.

     THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL INURE TO THE BENEFIT OF THE AGENT AND THE BANKS AND THEIR RESPECTIVE SUCCESSORS IN TITLE AND ASSIGNS, AND SHALL BE BINDING ON THE GUARANTORS AND THE GUARANTORS' RESPECTIVE SUCCESSORS IN TITLE AND ASSIGNS.

     IN WITNESS WHEREOF, intending to be legally bound, each of the Guarantors has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.


                         M/A-COM Government Products, Inc.

                         By: /s/Stephen P. Zezima
                         Its Assistant Treasurer


                         M/A-COM Light Control Systems, Inc.

                         By: /s/John F. Fairbanks
                         Its Treasurer


                         M/A-COM Omni Spectra, Inc.

                         By: /s/John F. Fairbanks
                         Its Treasurer


                         M/A-COM PHI, Inc.

                         By: /s/John F. Fairbanks
                         Its Treasurer


                         M/A-COM Puerto Rico, Inc.

                         By: /s/John F. Faibanks
                         Its Treasurer











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